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                                                                      EXHIBIT 11
                              APPLIED POWER INC.
                      COMPUTATION OF EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                          Three Months Ended                 Six Months Ended
                                                                      --------------------------        --------------------------
                                                                      FEBRUARY 29,  February 28,        FEBRUARY 29,  February 28,
                                                                        1996            1995               1996           1995
                                                                      ------------  ------------        ------------  ------------
PRIMARY:
- - --------
Average shares outstanding                                            13,420           13,255             13,415       13,223
Net effect of dilutive options based on the treasury
    stock method using average market price                              502              407                544          419
                                                                      ------        ---------           --------      -------
                    Total                                             13,922           13,662             13,959       13,642
                                                                      ======        =========           ========      =======

Net earnings(loss):
    Earnings before extraordinary item                                $7,650          $ 4,638            $15,360      $10,079
    Extraordinary loss on debt extinguishment                              -           (4,920)                 -       (4,920)
                                                                      ------        ---------           --------      -------
                    Net Earnings(Loss)                                $7,650          $  (282)           $15,360      $ 5,159

Primary earnings(loss) per share:
    Earnings before extraordinary item                                $ 0.55          $  0.34            $  1.10      $  0.74
    Extraordinary loss on debt extinguishment                              -            (0.36)                 -        (0.36)
                                                                      ------        ---------           --------      -------
                    Net Earnings(Loss)                                $ 0.55          $ (0.02)           $  1.10      $  0.38
                                                                      ======        =========           ========      =======


FULLY DILUTED:
- - --------------
Average shares outstanding                                            13,420           13,255             13,415       13,223

Net effect of dilutive options based on the treasury
    stock method using the greater of average
    or period-end market price                                           527              407                544          420
                                                                      ------        ---------           --------      -------
                    Total                                             13,947           13,662             13,959       13,643
                                                                      ======        =========           ========      =======

Net earnings(loss):
    Earnings before extraordinary item                                $7,650          $ 4,638            $15,360      $10,079
    Extraordinary loss on debt extinguishment                              -           (4,920)                 -       (4,920)
                                                                      ------        ---------           --------      -------
                    Net Earnings(Loss)                                $7,650          $  (282)           $15,360      $ 5,159
                                                                      ======        =========           ========      =======

Fully diluted earnings(loss) per share:
    Earnings before extraordinary item                                $ 0.55          $  0.34            $  1.10      $  0.74
    Extraordinary loss on debt extinguishment                              -            (0.36)                 -        (0.36)
                                                                      ------        ---------           --------      -------
                    Net Earnings(Loss)                                $ 0.55          $ (0.02)           $  1.10      $  0.38
                                                                      ======        =========           ========      =======
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